Exhibit 3.2(n)

CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.

(d/b/a One Communications)

Incorporated Under the Laws of the State

of Connecticut

BY-LAWS

As Adopted June 30, 2006

TABLE OF CONTENTS

(continued)

ii

BY-LAWS

OF

CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.

(d/b/a One Communications)

Meetings of Shareholders

1.                                       Place of meetings. Every meeting of shareholders of Connecticut Telephone & Communication Systems, Inc. (d/b/a One Communications) (hereinafter called the “Corporation”) shall be held at the principal office of the Corporation, or at such other place either within or without the State of Connecticut as shall be specified in the notice of such meeting given as hereinafter provided.

2.                                       Annual meeting. An annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held between January 1st and December 31st each year, at such place and hour within or without the State of Connecticut as may be designated by the Board of Directors or at such other time as may be fixed by the Board of Directors.

3.                                       Special meetings. Special meetings of shareholders may be called at any time by the Board of Directors (hereinafter called the “Board”) or the President of the Corporation. Upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at such meeting, the President shall call a special shareholders’ meeting for the purposes specified in the request. If the President does not call such a meeting within fifteen days after receipt of such a shareholders’ request, such shareholders may call the meeting. The purpose or purposes for which a special meeting is called shall be stated in the notice of such meeting, and no other business shall be transacted at such meeting.

4.                                       Notice of meetings and waiver. A notice in writing of each meeting of shareholders shall be given by or at the direction of the President or Secretary of the Corporation, or by the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting, by leaving the notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last known post-office address as last shown on the stock records of the Corporation, postage prepaid, not less than 10 days nor more than 60 days before the date of the meeting. For a special meeting of shareholders, the notice shall state the purpose or purposes for which the meeting is called, and the place, day and hour of the meeting. A written waiver of notice signed by the shareholder or shareholders entitled to such notice, whether before or after the date and time stated therein, shall be equivalent to the giving of notice. The attendance of any shareholder at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.

5.                                       Voting list. The Secretary of the Corporation shall make, or cause to be made, a complete list or other equivalent record of the shareholders entitled to vote at the meeting, arranged in alphabetical order by voting group, with the address of and the number of shares held by each such shareholder. The list, or other equivalent record, shall, for a period beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, be kept on file at the principal office of the Corporation and shall also be produced and kept open at the time and place of the meeting.

6.                                       Quorum, adjournment and manner of acting. The holders of a majority of the voting power of shares entitled to vote present in person or by proxy at any meeting of shareholders shall constitute a quorum for the meeting. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn the meeting from time to time. Except as otherwise provided by statute or the Certificate of Incorporation of the Corporation, the affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at the meeting which are entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that with respect to election of directors by the shareholders, directors shall be elected by a plurality of the voting power of the shares represented at the meeting which are entitled to vote on the election of directors. Any action which may be taken at a meeting of shareholders may be taken without a meeting by consent in writing, setting forth the action so taken or to be taken signed by all of the persons who would be entitled to vote upon the action at a meeting, or by their duly authorized attorneys. Any consent or consents which become effective as provided herein shall have the same force and effect as a vote of shareholders at a meeting duly held.

7.                                       Voting and proxies. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to shareholders for action. Each shareholder entitled to vote at any meeting of shareholders, or to execute consents, waivers or releases in respect of shares, may do so either in person or by one or more agents authorized by a written proxy executed by him.

8.                                       Inspectors of election. The Board may, in advance of any meeting of shareholders, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed by the Board or shall fail to qualify, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts therein stated and of the vote as certified by them, and such report or certificate shall be filed with the minutes of the meeting.

Board of Directors

9.                                       Authority, number, term and qualification. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or these By-laws directed or required to be exercised or done by shareholders. The Corporation shall initially have one directorship. The number of directorships at any time may be changed by resolution of the shareholders or of the Board or, in the absence thereof, shall be the number of directors elected at the last annual meeting of shareholders. Each director shall hold office for the term for which he is elected and until his successor shall have been duly elected and shall have qualified; provided, however, that a director shall cease to be in office upon: (i) death; (ii) his resignation; (iii) his removal from office in accordance with these By-laws, or any other lawful removal from office; or (iv) an order of a court that, by reason of incompetency or any other lawful cause, he is no longer a director in office. Directors need not be residents of the State of Connecticut or shareholders of the Corporation. No person shall be elected a director in an election for which he has served as an inspector.

10.                                 Fees. Directors as such shall not receive any stated salary for their services, but the Board shall have authority to fix fees, including reasonable allowance for expenses actually incurred in connection with their duties; provided, however, that nothing in these By-laws shall be construed so as to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

11.                                 Place of meetings. The Board may hold its meetings, regular or special, within or without the State of Connecticut.

12.                                 Regular meetings. Each regular meeting of the Board shall be held at such time and place: (i) as shall be specified or fixed in a resolution adopted by the Board then in effect; or (ii) if there shall not be any such resolution then in effect, as shall be specified or fixed in a notice of the meeting, given as provided in By-law 13 for notices of special meetings of the Board; or (iii) as shall be specified or fixed in a waiver of notice thereof signed by all the directors of the Corporation then in office. If at the time any regular meeting of the Board is to be held the time and place of holding regular meetings of the Board shall have been specified or fixed by resolution of the Board then in effect, then notice of such a regular meeting need not be given.

13.                                 Special meetings, notice and waiver. Special meetings of the Board shall be held whenever called by the President, or by the Secretary. At least two days’ written or oral notice of each special meeting, stating the time and place of the meeting, shall be given to each director. A written waiver of notice signed by the director or directors entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in the notice or waiver of notice of the meeting unless required by these By-laws. The attendance of any director at or participation by any director in a meeting without protesting prior to or at the commencement of the meeting, or promptly upon such director’s arrival at the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.

14.                                 Quorum, adjournment and manner of acting. A majority of the number of directorships at the time shall constitute a quorum for the transaction of business. Any meeting of the Board may be adjourned from time to time by a majority of the directors present at the meeting. In the absence of a quorum for any meeting, a majority of the directors present may adjourn the meeting to another time and place until a quorum is present, provided notice of the adjourned meeting is given to all directors. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board, except as may be otherwise specifically provided by statute or the Certificate of Incorporation of the Corporation or these By-laws. If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such directors constitutes a quorum for the action, the action shall be as valid a corporate action as though it had been authorized at a meeting of the Board. A director may participate in a meeting of the Board by means of conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another simultaneously during the meeting, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

15.                                 Removal. Any director may be removed with or without cause at any time by the act of the shareholders. A vacancy in the Board caused by such a removal may be filled by the shareholder at the meeting or in the consent effecting such removal, and shall otherwise be filled as provided in By-Law 24.

Executive Committee and Other Committees

16.                                 Appointment and authority. The Board, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, may designate two or more directors to constitute an Executive Committee or any other committee, which committees shall, subject to any limitations imposed by statute, have and may exercise all such authority of the Board as shall be provided in the resolution creating such committee.

Officers

17.                                 Number, qualification, term and election. The officers of the Corporation shall be a President, Secretary and Treasurer. There may also be one or more Vice Presidents and such other officers as shall be appointed in accordance with these By-laws. Any two or more offices may be held by the same person. The officers of the Corporation shall be appointed or elected from time to time by the Board. Each officer shall hold office for the term for which he is elected and, in the case of the President or Secretary, until his successor shall have been duly elected and shall have qualified; provided, however, that an officer shall cease to be in office upon: (i) his death; (ii) his resignation; (iii) his removal from office in accordance with these By-Laws or any other lawful removal from office; or (iv) an order of a court that, by reason of incompetency or any other lawful cause, he is no longer an officer in office.

18.                                 Other officers, agents and employees. The Board may from time to time appoint such other officers, agents or employees as the Board may deem necessary or advisable, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine.

19.                                 Removal. Any officer, agent or employee of the Corporation may be removed, with or without cause, at any time by resolution adopted by the affirmative vote of a majority of the directors which the Corporation would have if there were no vacancies at a special meeting of the Board called for that purpose.

20.                                 President. The President shall be the principal executive officer of the Corporation and shall, subject to the control of the Board, have general authority and exercise general supervision over the business and affairs of the Corporation. The President shall see that all orders of the Board are carried into effect and shall have responsibility for implementation of the policies of the Corporation, as determined by the Board. The President shall, generally, perform such duties as may from time to time be assigned to him or her by the Board or these By-Laws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board.

21.                                 Vice Presidents. Each Vice President shall perform all such duties as may from time to time be assigned to him by these By-Laws, by the Board or by the President. At the request of the President, or in case of his absence or inability to act, any Vice President designated by the Board, the President shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

22.                                 Treasurer. The Treasurer shall have charge and custody of and be responsible for all the funds and securities of the Corporation; he shall keep full and accurate accounts of assets, liabilities, receipts and disbursements and other transactions of the Corporation in books belonging to the Corporation; and he shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositories as may be designated by the Board. He shall disburse such funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the directors at the meetings of the Board if they require it, or whenever else they may require it, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation. In general he shall perform all duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by these By-Laws, by the Board or by the President.

23.                                 Secretary. The Secretary shall act as secretary of and keep the minutes of all meetings of shareholders and of the Board; he shall cause to be given notice of all meetings of shareholders and of the Board; he shall be custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all certificates for shares of capital stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board; he shall have charge of the record of shareholders and also of the other books, records and papers of the Corporation relating to its organization as a corporation; and he shall see that the reports, statements and other documents required by law are properly kept or filed. In general he shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by these By-Laws, by the Board or by the President.

Vacancies and Resignations

24.                                 Vacancies. Except as otherwise provided in these By-laws, in case the office of any director, the President, any Vice President, Secretary, Treasurer or other officer, agent or employee appointed by the Board becomes vacant due to death, resignation, removal or court order, or should a vacancy exist from an increase in the number of directors, the vacancy may be filled for the unexpired term by the concurring vote of a majority of the remaining directors then in office, though such remaining directors are less than a quorum, and though such majority is less than a quorum.

25.                                 Resignations. Any director, officer, agent or employee appointed by the Board may resign his office at any time by giving written notice of his resignation to the President or the Secretary. Such a resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt, and acceptance of the resignation shall not be necessary to make it effective.

Contracts and Bank Accounts

26.                                 Execution of contracts. Except as otherwise provided in these By-laws, the Board may authorize any officer, agent or employee, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and the authority may be general or confined to specific instances; and, unless so authorized by the Board or expressly authorized by these By-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

27.                                 Checks, drafts. etc. All checks, drafts and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in the manner authorized by the Board from time to time.

28.                                 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by any officers agent or employee of the Corporation to whom such power may from time to time be delegated by the Board; and, for the purpose of such a deposit, any officer, agent or employee of the Corporation to whom the power may be delegated by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

Share Certificates, Transfers, Record Date and Dividends

29.                                 Certificates. Certificates for shares of capital stock and for other securities of the Corporation shall be in the forms approved by the Board. They shall be issued and signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof.

30.                                 Transfers. Transfers of shares of the Corporation’s capital stock shall be made on the stock transfer books of the Corporation only upon authorization by the registered holder of the shares, in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates duly endorsed or accompanied by duly executed stock powers for a like number of shares and upon payment of all transfer taxes thereon, if any. The person or persons in whose name shares stand on the stock transfer books of the Corporation shall be deemed the absolute owner of the shares for all purposes as regards the Corporation. The Board may make such additional rules and regulations and take such action as it may deem expedient, not inconsistent with statute, the Certificate of Incorporation of the Corporation and these By-laws, concerning the issue, transfer and registration of certificates for shares of the Corporation or the issuance of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

31.                                 Fixing record date. The Board by resolution may fix, or provide the manner of fixing, a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to demand a special meeting, or entitled to receive payment of any distribution, or for any other proper purpose, such date in any case to be not earlier than the date such action is taken by the Board and not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, immediately preceding the date on which the particular event, requiring such determination of shareholders, is to occur. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or of shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders, provided, however, that such date shall not be more than 70 days immediately preceding the date on which the particular event, requiring such determination of shareholders, is to occur.

32.                                 Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation and to the extent permitted by law, the Board may declare dividends on the shares of capital stock of the Corporation at such times and in such amounts as, in its opinion, the conditions of the business of the Corporation render advisable. Before payment of any dividend, the Board may set aside out of the surplus or net profits of the Corporation such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board deems to be in the best interests of the Corporation.

Offices and Books

33.                                 Offices. The principal office of the Corporation in the State of Connecticut shall be at such place in the State of Connecticut as the Board may determine. The Board may from time to time and at any time establish other offices of the Corporation or branches of its business at whatever place or places it deems expedient.

34.                                 Books, records and reports. There shall be maintained correct and complete books and records of account and minutes of the proceedings of the Corporation’s incorporators, shareholders, directors and committees of directors. There shall also be maintained at the principal office of the Corporation in the State of Connecticut a record of the Corporation’s shareholders, giving the names and addresses of all shareholders in alphabetical order and the number and class of shares held by each, and such other records as may be specified by statute. The Corporation shall furnish to its shareholders annual financial statements, and such other reports, as are required by statute.

35.                                 Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words “Incorporated in Connecticut”.

Fiscal Year

36.                                 Fiscal year. The fiscal year of the Corporation shall be from January 1 to December 31.

Indemnification

37.                                 Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), and whether formal or informal, by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against judgments, penalties, fines (including excise taxes assessed on a person with respect to an employee benefit plan), amounts paid in settlement and reasonable expenses (including counsel fees and disbursements) incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this By-law shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of these By-laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

Amendments

38.                                 Amendments. These By-laws may be amended or repealed or new By-laws may be adopted at any annual or special meeting of shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon, or at any regular or special meeting of the Board, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, provided that (i) the proposed action in respect thereof shall be stated in the notice of the meeting of shareholders or the Board, as the case may be, and (ii) the Board may not amend or repeal a By-law if the shareholders in amending or repealing that By-law provide expressly that the Board may not amend or repeal that By-law. By-laws adopted or amended by the Board shall be subject to amendment or repeal by shareholders.

* * *

The foregoing is a true and correct copy of the By-laws of Connecticut Telephone & Communication Systems, Inc. (d/b/a One Communications) as adopted by the Board of Directors of the corporation on the 30th day of June, 2006.

ATTEST:

/s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
Executive Vice President, Secretary
and General Counsel